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                          CERTIFICATE OF INCORPORATION

                         OF A PRIVATE UNLIMITED COMPANY


                                   No. 2819572

                              I hereby certify that


                                    PACE (UK)





is this day incorporated under the Companies Act 1985 as a private company and that the Company is unlimited.


Given under my hand at the Companies Registration Office, Cardiff the 19 MAY
1993



                                                 [illegible]

                                                 an authorized officer

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                         The Companies Acts 1985 to 1989
                    Unlimited Company Having A Share Capital




                                   MEMORANDUM
                                       and
                             ARTICLES OF ASSOCIATION
                                       of
                                    PACE (UK)
                               -------------------
                           Incorporated on 19 May 1993

                            Company Number : 2819572

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                         The Companies Acts 1985 to 1989
                    Unlimited Company Having A Share Capital


                            MEMORANDUM OF ASSOCIATION

                                       of

                                    PACE (UK)

--------------------------------------------------------------------------------

1.  The Company's name is Pace (UK).

2.  The Company's registered office is to be situated in England and Wales.

3.  The Company's objects are:

    (a)  (i)    to carry on the businesses of promoters, producers, and
                organizers of theatrical entertainments of every description; to promote and organize amusements and pastimes of all kinds; to carry on the businesses of proprietors and managers of places of entertainment and amusement of all kinds; to carry on businesses as agent, proprietors and managers of entertainers generally; to hire the services of all types of entertainers and to supply the services of all types of entertainers on such terms as may be thought fit; to act as proprietors and operators of all businesses connected with gramophone records, record sleeves and covers, sound and visual recording equipment and all related appliances of all kinds; to present, produce, manage, conduct and represent, such musical and other entertainments as the Company from time to time thinks fit; to purchase or otherwise acquire and obtain exclusive and other interests in all forms of intellectual property including without limitation copyrights and rights of representation, and any other rights of or in songs, plays, music, cinematograph and other films, operas, and other works, and to licence, sale or otherwise dispose of or deal with all or any of the same;

         (ii) to acquire by any means for investment, development, resale or otherwise and to deal in all forms of property and any buildings thereon of any tenure or of any interest therein and to create, sell, reserve and deal in freehold and leasehold ground rents, and to make advances upon the security of such property and/or buildings or any interest therein and whether erected or in the course of erection and whether on first mortgage or subject to a prior mortgage or mortgages; and generally by any means to deal in all types of property and buildings (whether real or personal) and to turn the same to account and deal with in any way as may seem expedient; and manage any buildings, land or other property as aforesaid, and to collect income whether

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                by way of rent or otherwise and to supply to occupiers and tenants services of any description and all conveniences and amenities commonly \ required therewith; to acquire and take-over undertakings or businesses of all kinds and to carry on or dispose of, remove or put an end to the same or otherwise deal with the same as may seem expedient; and to carry on all or any of the businesses of mortgage and insurance brokers and agents, estate agents and managers, land, estate and property developers, repairers and jobbers, building and civil engineering contractors, surveyors, valuers and auctioneers, builders merchants, plant hire specialist and contractors, general farmers, merchants of, and dealers in plant, vehicles, machinery and appliances of all kinds, plumbers, decorators and painters, haulage and transport contractors, electricians and general engineers;

    (b) to carry on any other trade or business whatever, which can in the opinion of the Directors be advantageously carried on in connection with or ancillary to any of the businesses of the Company;

    (c) to purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any lands, buildings, easements, rights, privileges, concessions, patents, patent rights, licences, secret processes, machinery, plant, stock-in-trade, and any real or personal property of any kind necessary or convenient for the purposes of or in connection with the Company's business or any branch or department thereof;

    (d) to erect, construct, lay down, enlarge, alter and maintain any roads, railways, tramways, sidings, bridges, reservoirs, shops, stores, factories buildings, works, plant and machinery necessary or convenient for the Company's business, and to contribute to or subsidize the erection, construction and maintenance of any of the above;

    (e) to borrow or raise or secure the payment of money for the purposes of or in connection with the Company's business, and for the purposes of or in connection with the borrowing or raising of money by the Company to become a member of any building society;

    (f) to issue and deposit any securities which the Company has power to issue by way of mortgage, and also by way of security for the performance of any contracts or obligations of the Company or of its customers or other persons or corporations having dealings with the Company, or in whose businesses or undertakings the Company is interested, whether directly or indirectly;

    (g) to receive money on deposit or loan upon such terms as the Company may approve, and to guarantee the obligations and contracts of customers and others;

    (h) to establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pension or superannuation funds for the benefit of,

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         and give or procure the giving of donations, gratuities, pensions, allowances, or emoluments to any persons who are or were at any time in the employment or service of the Company, or of any company which is for the time being the Company's holding or subsidiary company as defined by Section 736 of the Companies Act 1985 or otherwise associated with the Company in business or who are or were at the time directors or officers of the Company or of any such other company as aforesaid, and the wives, widows, families and dependants of any such persons, and also to establish and subsidize or subscribe to any institutions, associations, clubs or fund calculated to be for the benefit of or to advance the interests and well-being of the Company or of any such other company as aforesaid, or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid, and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object; and to establish, set up, support and maintain share purchase schemes or profit-sharing schemes for the benefit of any employees of the Company or of any company which is for the time being the Company's holding or subsidiary company as defined by Section 736 of the Companies Act 1985 and to do any of the matters aforesaid, either alone or in conjunction with any such other company as aforesaid;

    (i) to draw, make, accept, endorse, negotiate, discount and execute promissory notes, bills of exchange and other negotiable instruments;

    (j) to invest and deal with the moneys of the Company not immediately required for the purposes of its business in or upon such investments or securities and in any such manner as may from time to time be determined;

    (k) to purchase or otherwise acquire and undertake all or any part of the business, property, assets, liabilities and transactions of any person, firm or company carrying on any business which this Company is authorized to carry on;

    (l) to sell, improve, manage, develop, turn to account, exchange, let on rent, royalty, share of profits or otherwise, grant licences, easements and other rights in or over, and in any other manner deal with or dispose of all or any of the property and assets for the time being of the Company for such consideration as the Company may think fit;

    (m) to subscribe or guarantee money for or organize or assist any national, local, charitable, benevolent, public, general or useful object, or for any exhibition or for any purpose which may be considered likely directly or indirectly to further the objects of the Company or the interests of its members;

    (n) to distribute among the members in specie any property of the Company, or any proceeds of sale or disposal of any property of the Company;

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    (o)  to do all or any of the above things in any part of the world, and either as principals, agents, trustees, contractors or otherwise, and either alone or in conjunction with others, and either by or through agents, trustees, subcontractors or otherwise;

    (p) to do all such things as are incidental or conducive to the above objects or any of them.

And it is hereby declared that the objects of the Company as specified in each of the foregoing paragraphs of this clause (except only if and so far as otherwise expressly provided in any paragraphs) shall be separate and distinct objects of the Company and shall not be in any way limited by reference to any other paragraph or the name of the Company.

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         WE, the several persons whose names, addresses and descriptions are subscribed are desirous of being formed into a Company in pursuance of this Memorandum of Association and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

--------------------------------------------------------------------------------
Names, Addresses and Descriptions                              Number of Shares
of Subscribers                                         taken by each Subscriber
--------------------------------------------------------------------------------
Pace Milton Keynes Inc                                                      One
515 Post Oak Boulevard
Suite 300
Houston
Texas 77027
USA

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Face U.K. Holding Corporation                                               One
515 Post Oak Boulevard
Suite 300
Houston
Texas 77027
USA
--------------------------------------------------------------------------------

DATED 21 April 1993


WITNESS to the above signatures:-

DEBORAH A. DARBY
1819 Augusta, No. 341
Houston, Texas 77057


Legal Assistant

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                         The Companies Acts 1985 to 1989
                    Unlimited Company Having A Share Capital


                             ARTICLES OF ASSOCIATION

                                       of

                                    PACE (UK)

--------------------------------------------------------------------------------

1. Regulations 3, 32, 34 and 35 of Table A shall not apply to the Company, but the articles hereinafter contained and, subject to the modification hereinafter expressed, the remaining regulations of Table A shall constitute the Articles of Association of the Company.

2. The words "at least seven clear days' notice" shall be substituted for the words "at least fourteen clear days' notice" in Regulation 38 of Table A.

3. The share capital of the company is $1,000 divided into 1,000 shares of $1 each.

4.  The Company may by Special Resolution:-

    (a) increase the share capital by such sum to be divided into shares of such amount as the resolution may prescribe;

    (b) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

    (c) sub-divide its shares, or any of them, into shares of a smaller amount than its existing shares;

    (d) cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person;

    (e)  reduce its share capital and any share premium account in any way.

5. Regulations 23, 24, 25, 26, 27 and 28 of Table A shall not apply to the Company, and the following shall instead be substituted

                               TRANSFER OF SHARES

    No transfer of any share or any interest therein may be made by any member of the Company."

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6.  Upon the dissolution, bankruptcy or insolvency of any member or upon the occurrence of a similar or analogous event with respect to any member under the laws of any jurisdiction including, without limitation, under the Bankruptcy Code of the United States (a "Bankruptcy Event"), each member shall do all things necessary to bring about the voluntary winding-up of the Company and, in this regard, the members appoint each other to be their attorney for the purpose of executing such documents (including proxy forms) as may be necessary to give effect to this section; provided , however, that if, for any reason, the Company or any successor to the Company, as the case may be, shall not be placed into voluntary liquidation within 60 days of the occurrence of the relevant Bankruptcy Event, each of the members agrees that the Company, or any such successor, as the case may be, shall be wound-up by the Court and consents to the other petitioning the High Court of Justice of England and Wales for this purpose and further agrees not to oppose any such petition.

                                      - 9 -

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--------------------------------------------------------------------------------
Names, Addresses and Descriptions of Subscribers
--------------------------------------------------------------------------------
Pace Milton Keynes Inc
515 Post Oak Boulevard
Suite 300
Houston
Texas 77027
USA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Face U.K. Holding Corporation
515 Post Oak Boulevard
Suite 300
Houston
Texas 77027
USA
--------------------------------------------------------------------------------

DATED 21 April 1993


WITNESS to the above signatures:-

DEBORAH A. DARBY
1819 Augusta, No. 341
Houston, Texas 77057


Legal Assistant

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                                    PACE (UK)

THE FOLLOWING ELECTIVE RESOLUTIONS ARE SIGNED BY THE HOLDERS OF ALL ISSUED SHARES IN THE CAPITAL OF PACE (UK) ("THE COMPANY") CONFERRING A RIGHT TO VOTE THEREON HAD THE RESOLUTIONS BEEN PROPOSED AT A GENERAL MEETING OF THE COMPANY PURSUANT TO SECTION 381A OF THE COMPANIES ACT 1985.
--------------------------------------------------------------------------------

                              ELECTIVE RESOLUTIONS

1. That the appointment of Ernst & Young as the auditors of the Company be ratified.

2. That, in accordance with Section 252 of the Companies Act 1985, the Company elects to dispense with the laying of accounts and reports before the Company in general meeting.

3. That, in accordance with Section 366A of the Companies Act 1985, the Company elects to dispense with the holding of an Annual General Meeting.

4. That, in accordance with Section 386 of the Companies Act 1985, the Company elects to dispense with the obligation to reappoint auditors annually.

SIGNED:           [illegible]                       DATE:    September 12, 1994
       ----------------------------------------          ----------------------

for and on behalf of PACE MILTON KEYNES INC.

SIGNED:           [illegible]                       DATE:    September 12, 1994
       ----------------------------------------          ----------------------

for and on behalf of PACE UK HOLDING CORPORATION

Note: These resolutions shall take effect on the date of the last signature to them.

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